UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

SUSGLOBAL ENERGY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

(416) 223-8500

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.

SusGlobal Energy Corp. (the "Company") entered into a securities purchase agreement (the "SPA") with an investor (the "Investor") on December 2, 2021.

SPA and Note

Pursuant to the SPA, the Investor purchased a 10% unsecured convertible promissory note (the "Note") in the aggregate principal amount totaling approximately $350,000 (the "Principal Amount") with such Principal Amount and any interest thereon convertible into shares of the Company's common stock (the "Common Stock") from time to time following notice of an Event of Default (as defined in the Note). The Note carried an original issue discount totaling approximately $35,000 which is included in the principal balance of the Note. Thus, the total purchase price of the Note was approximately $315,000. Pursuant to the SPA, the Company paid to the Investor, as a commitment fee, $300,000 by issuing to the Investor 857,143 shares of Common Stock.

The maturity date of the Note is the earlier of (i) June 2, 2022, and (ii) the occurrence of an Event of Default (as defined in the Notes) (the "Maturity Date"). The final payment of the Principal Amount (and default interest, if any) shall be paid by the Company to the Investor on the Maturity Date. The Investor is entitled to, following notice of an Event of Default and up until the date of the Event of Default, convert all or any amount of the Principal Amount and any accrued but unpaid interest of the Notes into Common Stock, at a conversion price (the "Conversion Price") equal to the lesser of 90% (representing a 10% discount) multiplied by the price per share of the Common Stock at the public offering associated with the Event of Default.

The Company's transfer agent will reserve at least 5,000,000 shares of the Common Stock of the Company to be issued upon conversion of the Note.

In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which such Investor is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined in the Note), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect.

The Note may be prepaid at any time in cash equal to the sum of (a) the then outstanding principal amount of the Note plus (b) accrued and unpaid interest on the unpaid principal balance of the Note plus (c) Default Interest (as defined in the Note), if any.

The Company shall at all times reserve a minimum of four (4) times the number of shares that is actually issuable upon full conversion of the Note (the "Reserve Amount"). The initial Reserve Amount is 7,000,000 shares and such Reserve Amount shall be increased from time to time in accordance with the Company's obligations under the Note. If, at any time, the Company does not maintain or replenish the Reserve Amount as required under the Note within three (3) business days of the request of the Investor, the principal amount of the Note shall increase by $5,000 per occurrence.

For so long as the Investor owns any shares of Common Stock issued upon the conversion of a Note (the "Conversion Shares"), the Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quoting system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Investor owns any of the Securities (as defined in the SPA), shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note.

The Company is also subject to certain customary negative covenants under the Note and the SPA, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Note or the Conversion Share.

Any shares to be issued pursuant to any conversion of the Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act") provided in Section 4(a)(2) of the Securities Act.

As previously disclosed in the Company's periodic reports, the Company has been involved in litigation with its former chief executive officer. As previously disclosed, included in accounts payable on the Company's interim condensed consolidated balance sheets for the period ended September 30, 2021 is an amount for unpaid fees to the former chief executive officer in the amount of $310,428 (C$395,500), pending the results of the litigation.

The Company intends to use the proceeds from the Note to make a payment to the Company's former chief executive officer in the amount of approximately $275,000 (C$347,500) pursuant to a settlement agreement to be entered into by the parties.

The Note is a long-term debt obligation that is material to the Company. The Note contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC and increases in the amount of the principal and interest rates under the Note in the event of such defaults.

For example, in the event of default in the payment of any amount of Principal or Interest on this Note which is not paid when due shall bear interest at the rate of the lesser of: (i) fifteen percent (15%) per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid (the "Default Interest").  Default Interest shall commence accruing upon an Event of Default and shall be computed on the basis of a 360-day year and the actual number of days elapsed.

The foregoing descriptions of the SPA and the Note are summaries and do not purport to be complete and are qualified in their entirety by reference to the text of the SPA and the Note, the forms of which are filed as, respectively, Exhibits 10.1 and 4.1 hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the Investor and the Company; and (f) the Investor is an accredited investor.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Promissory Note effective December 2, 2021
10.1	Form of Securities Purchase Agreement, effective December 2, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: December 8, 2021	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer